EXHIBIT 99.1

Apollo Group, Inc. 4615 E. Elwood St. Phoenix, AZ 85040 (800) 990-APOL (480) 379-3503 fax Internet: www.apollogrp.edu www.phoenix.edu www.uopxonline.com www.ipd.org www.fp.edu www.wintu.edu	Company Contact:
Kenda B. Gonzales
Chief Financial Officer
(800) 990-APOL
Email:
kenda.gonzales@apollogrp.edu

Investor Relations Contact:
Janess Pasinski
Apollo Group, Inc.
(800) 990-APOL, option 7
Email:
janess.pasinski@apollogrp.edu

Press Contact:
Ayla Dickey
Apollo Group, Inc
(480) 557-2952
Email:
ayla.dickey@apollogrp.edu

News Release

APOLLO GROUP, INC. REPORTS FISCAL 2004
FIRST QUARTER RESULTS

     Phoenix, Arizona, December 18, 2003 — Apollo Group, Inc. today reported fiscal 2004 financial results for Apollo Education Group (Nasdaq:APOL) and University of Phoenix Online (Nasdaq:UOPX) for the first quarter ended November 30, 2003.

     Net income attributed to Apollo Education Group for the three months ended November 30, 2003 was $78.4 million, or $.44 per diluted share, compared to $53.8 million, or $.30 per diluted share, reported for the same period last year. Net income attributed to University of Phoenix Online for the three months ended November 30, 2003, was $5.9 million, or $.34 per diluted share, compared to $2.9 million or $.18 per diluted share, reported for the same period last year.

     Todd S. Nelson, President and CEO, said, “We are very pleased with the strong financial performance this quarter. We are also extremely pleased to see continued strong growth in enrollments, both online and on-ground. We continue to be encouraged by the strength of our on-ground and online leads. During the first quarter of fiscal 2004 the University of Phoenix entered the state of Arkansas, with a campus in Little Rock. In addition, we opened new campuses in Columbus, Ohio and Spokane, Washington.”

     Total consolidated revenues for Apollo Group, Inc. for the three months ended November 30, 2003 rose 33.3% to $411.8 million, compared with $308.9 million in the first quarter of fiscal 2003. The University of Phoenix accounted for 95.0% of the $387.6 million in net tuition revenues from students enrolled in degree programs for the three months ended November 30, 2003. Total revenues for University of Phoenix Online for the three months ended November 30, 2003 rose 61.3% to $177.8 million, compared with $110.2 million in the first quarter of fiscal 2003.

     Consolidated net income for Apollo Group, Inc. for the three months ended November 30, 2003 increased 48.7% to $84.3 million, compared to $56.7 million for the same period last year. Net income for University of Phoenix Online for the three months ended November 30, 2003 increased 87.5% to $41.2 million, compared to $22.0 million for the same period last year.

     Net cash provided by operating activities for Apollo Group, Inc. for the three months ended November 30, 2003 was $134.2 million, compared to $77.9 million for the three months ended November 30, 2002. Net additions to property and equipment for Apollo Group, Inc. for the three months ended November 30, 2003 were $26.0 million, compared to $14.1 million for the three months ended November 30, 2002.

~continued~

     Consolidated degree enrollments for all of the Apollo Group, Inc. institutions at November 30, 2003 increased by 28% to 211,300 students compared to 164,700 students at November 30, 2002. Degree enrollments at The University of Phoenix (excluding University of Phoenix Online) were 95,200 students at November 30, 2003 compared to 84,300 students at November 30, 2002 representing a 13% increase. Degree enrollments for University of Phoenix Online at November 30, 2003 increased by 60% to 91,000 students compared to 57,000 students at November 30, 2002.

Business Outlook

Apollo Group, Inc.

•	We expect revenue for the quarter ending February 29, 2004 to be between $379 million and $382 million and to be between $1.750 billion and $1.753 billion for fiscal 2004.

•	Operating margin is expected to be between 25.0% and 25.5% for the quarter ending February 29, 2004 and to be between 30.0% and 30.5% for fiscal 2004.

University of Phoenix Online

•	We expect revenue for the quarter ending February 29, 2004 to be between $174 million and $175 million and to be between $806 million and $807 million for fiscal 2004.

•	Operating margin is expected to be between 31.5% and 32.0% for the quarter ending February 29, 2004 and to be between 35.0% and 35.5% for fiscal 2004.

For the quarter ending February 29, 2004, diluted earnings per share attributed to Apollo Education Group are expected to be $.31 and diluted earnings per share attributed to University of Phoenix Online are expected to be $.28. We are increasing our fiscal 2004 guidance related to expected diluted earnings per share attributed to Apollo Education Group from $1.64 to $1.71. Expected diluted earnings per share guidance attributed to University of Phoenix Online is increasing from $1.30 to $1.40 for fiscal 2004.

Based on lead flow, we expect degree enrollments at The University of Phoenix (excluding University of Phoenix Online) to continue to grow between 12% and 14% over the prior year at the end of the second quarter of fiscal 2004. We expect University of Phoenix Online degree enrollments to continue to grow 50% over the prior year at the end of the second quarter of fiscal 2004.

     The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 9:00 AM Phoenix time, on Thursday, December 18, 2003. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 4312985. A live webcast of this event may be accessed by visiting the company web site at: http://www.apollogrp.edu/Company_News. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #4312985) until December 31, 2003.

     Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc., operates through its subsidiaries The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 74 campuses and 122 learning centers in 38 states, Puerto Rico and Vancouver, British Columbia. Combined degree enrollment was 211,300 students as of November 30, 2003.

     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the World Wide Web at http://www.apollogrp.edu.

~continued~

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc. and University of Phoenix Online.

     Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Apollo Group, Inc. and University of Phoenix Online to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s or University of Phoenix Online’s results and cause them to materially differ from those contained in the forward-looking statements include:

•	the failure to maintain or renew required regulatory approvals, accreditation or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	any adverse changes in student enrollment;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2003; and

•	other factors that Apollo Group is currently unable to identify or quantify, but may arise or become known in the future.

     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.

-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	November 30,
	2003	2002

Revenues:
Tuition and other, net	$411,809	$308,897

Costs and expenses:
Instructional costs and services	174,887	142,103
Selling and promotional	81,639	60,326
General and administrative	20,608	16,147

	277,134	218,576

Income from operations	134,675	90,321
Interest income, net	4,157	3,534

Income before income taxes	138,832	93,855
Provision for income taxes	54,561	37,166

Net income	$84,271	$56,689

Net income attributed to:
Apollo Education Group common stock	$78,355	$53,770

University of Phoenix Online common stock	$5,916	$2,919

Earnings per share attributed to:
Apollo Education Group Common Stock:
Diluted net income per share	$0.44	$0.30

Diluted weighted average shares outstanding	178,726	176,884

University of Phoenix Online Common Stock:
Diluted net income per share	$0.34	$0.18

Diluted weighted average shares outstanding	17,186	15,985

	At November 30,
	2003	2002

OPERATING DATA
Students enrolled in degree programs	211,300	164,700
Number of locations:
Campuses	74	64
Learning Centers	122	116

	196	180

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in thousands)

	November 30,	August 31,
	2003	2003

	(Unaudited)
Assets:
Current assets
Cash and cash equivalents	$449,644	$416,452
Restricted cash	157,231	147,616
Marketable securities	287,068	235,962
Receivables, net	129,355	123,728
Deferred tax assets, net	9,842	9,098
Income taxes receivable		842
Other current assets	18,604	16,545

Total current assets	1,051,744	950,243
Property and equipment, net	134,054	119,057
Marketable securities	291,190	245,772
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	2,466	1,155
Other assets	25,661	24,881

Total assets	$1,542,211	$1,378,204

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$3,231	$3,231
Accounts payable	22,775	29,314
Accrued liabilities	46,556	49,525
Income taxes payable	35,026
Student deposits and current portion of deferred tuition revenue	265,921	253,153

Total current liabilities	373,509	335,223
Deferred tuition revenue, less current portion	775	942
Long-term liabilities, less current portion	15,514	15,114

Total liabilities	389,798	351,279

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 175,907,000 and 175,286,000 issued and outstanding at November 30, 2003 and August 31, 2003, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at November 30, 2003 and August 31, 2003	1	1
University of Phoenix Online nonvoting common stock, no par value, 400,000,000 shares authorized; 16,064,000 and 15,659,000 issued and outstanding at November 30, 2003 and August 31, 2003, respectively

Additional paid-in capital	322,575	293,650
Apollo Education Group Class A treasury stock, at cost, 1,482,000 and 2,103,000 shares at November 30, 2003 and August 31, 2003, respectively	(19,096)	(27,100)
University of Phoenix Online treasury stock, at cost, 86,000 shares at August 31, 2003		(4,601)
Retained earnings	849,467	765,196
Accumulated other comprehensive income (loss)	(637)	(324)

Total shareholders’ equity	1,152,413	1,026,925

Total liabilities and shareholders’ equity	$1,542,211	$1,378,204

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
DEGREE ENROLLMENTS

	November 30,
	2003	2002

University of Phoenix:
Campuses established prior to November 1998	167,185	129,110
Campuses established after November 1998	18,984	12,136

Total University of Phoenix	186,169	141,246

Institute for Professional Development	22,256	21,078
Western International University	2,072	1,777
College for Financial Planning	768	598

Total Degree Enrollment	211,265	164,699

~continued~

UNIVERSITY OF PHOENIX ONLINE
SELECTED FINANCIAL DATA
(In thousands)

	For the Three Months Ended
	November 30,
	2003	2002

Revenues:
Tuition and other, net	$177,754	$110,191

Costs and expenses:
Instructional costs and services	65,731	42,951
Selling and promotional	36,487	26,225
General and administrative	8,472	5,507

	110,690	74,683

Income from operations	67,064	35,508
Interest income, net	1,429	1,022

Income before income taxes	68,493	36,530
Provision for income taxes	27,260	14,539

Net income	$41,233	$21,991

     This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.